EXHIBIT 99.2

MEDIA SCIENCES INTERNATIONAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended December 31,		Six Months Ended December 31,
	2010	2009	2010	2009

NET REVENUES	$2,759,004	$2,242,104	$4,844,638	$4,527,538

COST OF GOODS SOLD:
Cost of goods sold, excluding depreciation and amortization, product warranty, shipping and freight	1,141,162	499,029	1,953,055	1,226,151
Depreciation and amortization	55,463	60,983	112,877	159,541
Product warranty	146,767	519,491	409,951	987,863
Shipping and freight	66,701	108,698	207,087	267,252
Total cost of goods sold	1,410,093	1,188,201	2,682,970	2,640,807

GROSS PROFIT	1,348,911	1,053,903	2,161,668	1,886,731

OTHER COSTS AND EXPENSES:
Research and development	147,225	270,715	270,175	490,283
Selling, general and administrative, excluding depreciation and amortization and severance	1,072,564	1,716,060	2,749,558	3,319,429
Severance	1,682,427	–	1,682,427	–
Depreciation and amortization	34,608	62,956	77,191	137,798
Total other costs and expenses	2,936,824	2,049,731	4,779,351	3,947,510

LOSS FROM OPERATIONS	(1,587,913)	(995,828)	(2,617,683)	(2,060,779)

Interest expense	(59,769)	(89,914)	(135,224)	(176,769)
Interest income	2,663	51	2,687	71

Gain (loss) on change in fair value of warrant liabilities	–	14,205	–	(4,962)
Amortization of debt discount on convertible debt	(47,200)	(35,173)	(91,053)	(67,852)

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(1,692,218)	(1,106,659)	(2,841,273)	(2,310,291)
Benefit for income taxes	1,141,615	16,169	1,303,260	98,588

NET LOSS FROM CONTINUING OPERATIONS	(550,603)	(1,090,490)	(1,538,013)	(2,211,703)

INCOME (LOSS) FROM DISCONTINUED OPERATIONS, NET OF INCOME TAXES	(128,003)	1,039,634	174,465	1,901,618

GAIN ON SALE OF DISCONTINUED OPERATIONS, NET OF INCOME TAXES	2,869,440	–	2,869,440	–

NET INCOME (LOSS)	$2,190,834	$(50,856)	$1,505,892	$(310,085)

BASIC EARNINGS (LOSS) PER SHARE
Continuing operations	$(0.04)	$(0.09)	$(0.12)	$(0.19)
Discontinued operations	$0.21	$0.09	$0.24	$0.16
Net income (loss)	$0.17	$0.00	$0.12	$(0.03)
DILUTED EARNINGS (LOSS) PER SHARE
Continuing operations	$(0.04)	$(0.09)	$(0.12)	$(0.19)
Discontinued operations	$0.21	$0.09	$0.24	$0.16
Net income (loss)	$0.17	$0.00	$0.12	$(0.03)
WEIGHTED AVERAGE SHARES USED TO COMPUTE LOSS PER SHARE
Basic and diluted	13,101,699	11,945,712	12,919,001	11,891,969

The above results of operations and following Balance Sheets and Statements of Cash Flows, as reported under U.S. Generally Accepted Accounting Principles (U.S. GAAP), will be presented in the Company’s 10-Q for the quarter ended December 31, 2010.  We encourage you to review the accompanying notes to these condensed consolidated statements, found in that filing.

MEDIA SCIENCES INTERNATIONAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2010	June 30,
ASSETS	(Unaudited)	2010
CURRENT ASSETS:
Cash and cash equivalents	$5,516,024	$317,611
Accounts receivable, net	2,409,845	2,674,918
Inventories, net	1,015,546	1,420,806
Taxes receivable	–	50,506
Prepaid expenses and other current assets	99,655	205,423
Assets of discontinued operations	–	7,281,721
Total Current Assets	9,041,070	11,950,985

PROPERTY AND EQUIPMENT, NET	1,003,271	1,129,222

OTHER ASSETS:
Goodwill and other intangible assets, net	1,120,072	1,120,072
Restricted cash held in escrow account	1,100,028	–
Other assets	72,436	85,984
Total Other Assets	2,292,536	1,206,056

TOTAL ASSETS	$12,336,877	$14,286,263

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	659,007	1,201,154
Accrued compensation and benefits	106,109	555,136
Accrued severance expense	536,725	–
Other accrued expenses and current liabilities	389,063	443,641
Income tax payable	1,474	–
Accrued product warranty costs	285,548	432,548
Deferred rent liability	42,726	28,493
10% subordinated debt, net of discount of $164,324 at December 31, 2010	1,085,676	–
Deferred revenue	847	20,097
Total Current Liabilities	3,107,175	2,681,069

OTHER LIABILITIES:
Long-term debt	–	2,340,863
Deferred rent liability	–	29,517
10% subordinated debt, net of discount of $255,376 in June	–	994,624
Deferred tax liabilities	–	904,922
Total Other Liabilities	–	4,269,926

TOTAL LIABILITIES	3,107,175	6,950,995

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
Preferred Stock, $.001 par value
Authorized 5,000,000 shares; none issued	–	–
Common Stock, $.001 par value 25,000,000 shares authorized;
issued and outstanding, respectively, 13,492,374 and 13,342,374 shares at December 31, 2010 and 13,292,374 and 12,699,914 shares at June 30, 2010	13,342	12,700
Additional paid-in capital	13,620,874	13,277,405
Accumulated other comprehensive income (loss)	45,833	1,402
Accumulated deficit	(4,450,347)	(5,956,239)
Total Shareholders' Equity	9,229,702	7,335,268

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$12,336,877	$14,286,263

MEDIA SCIENCES INTERNATIONAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended December 31,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$1,505,892	$(310,085)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	247,588	394,220
Stock-based compensation expense	342,704	345,602
Deferred income taxes	(1,149,630)	(98,588)
Provision for (reduction of) inventory obsolescence reserves	3,012	(58,319)
Provision for returns and doubtful accounts allowance	(111,586)	90,063
Amortization of debt discount on convertible debt	91,052	67,852
Loss on change in fair value of warrant liabilities	–	4,962
Gain on sale of toner business	(2,869,440)	–
Changes in operating assets and liabilities:
Accounts receivable	439,617	370,662
Inventories	(42,270)	(439,308)
Income taxes	51,980	(29,074)
Prepaid expenses and other current assets	28,029	110,598
Accounts payable	(542,112)	(66,043)
Accrued compensation and benefits	(449,027)	(266,793)
Accrued severance	536,725	–
Other accrued expenses and current liabilities	(28,817)	(244,740)
Accrued product warranty costs	(147,000)	11,389
Deferred rent liability	(15,284)	(43,498)
Deferred revenue	(19,250)	(162,115)
Net cash used in operating activities	(2,127,818)	(323,215)

CASH FLOWS FROM INVESTING ACTIVITIES
Increase in restricted cash	(1,100,028)	–
Purchases of property and equipment	(231,011)	(83,207)
Proceeds from sale of operating toner business	11,042,500	–
Net cash provided (used) in investing activities	9,711,461	(83,207)

CASH FLOWS FROM FINANCING ACTIVITIES
Decrease in restricted cash	–	18,450
Bank credit line proceeds (repayments), net	(840,863)	366,734
Bank term loan repayments	(1,500,000)	–
Capital lease obligation repayments	–	(69,815)
Net cash used in financing activities	(2,340,863)	315,369
Effect of exchange rate changes on cash and cash equivalents	(44,367)	(21,386)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	5,198,413	(112,439)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	317,611	550,602

CASH AND CASH EQUIVALENTS, END OF PERIOD	$5,516,024	$438,163

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$83,680	$158,426
Income taxes paid (refunded)	$(44,500)	$49,160